The Board of Directors
Medical Care, America, Inc.:

We consent to the inclusion of our qualified report dated February 7, 1994, with respect to the consolidated balance sheets of Critical Care America (a division of Medical Care America, Inc.) as of December 31, 1993 and 1992, and the related consolidated statements of operations, divisional equity, and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the Form 8-KA Amendment No. 1 of Coram Healthcare Corporation dated April 17, 1995 incorporated by reference in the Forms S-8 (No. 33-55657 and 33-55547)

Our report dated February 7, 1994, contains an explanatory paragraph that states the Company is a defendant in a class action lawsuit alleging that, during 1992, Medical Care America, Inc., its subsidiaries, directors and certain of its officers violated Federal securities and various state laws by making false and misleading statements to the public, and seeking damages in unspecified amounts. The ultimate outcome of this litigation cannot presently be determined. Accordingly, no provision for any liability that may result upon adjudication has been recognized in the accompanying consolidated financial statements.


                                        /s/ KPMG PEAT MARWICK LLP

Boston, Massachusetts

March 6, 1996